Exhibit 5.1
May 2, 2011
Express Scripts, Inc.
One Express Way
St. Louis, Missouri 63121

Re:	Express Scripts, Inc. Automatic Shelf Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Express Scripts, Inc., a Delaware corporation (the “Company”), and each of the subsidiaries of the Company listed on Schedule I hereto (the “Guarantors”), in connection with the public offering of (i) $1,500,000,000 aggregate principal amount of the Company’s 3.125% Senior Notes due 2016 (the “Notes”) to be issued under an indenture, dated as of June 9, 2009 (the “Base Indenture”), among the Company, certain of the Company’s wholly-owned domestic subsidiaries party thereto and Union Bank, N.A., as Trustee (the “Trustee”), as supplemented prior to the date hereof, and as supplemented by the Sixth Supplemental Indenture, dated May 27, 2011 (the “Sixth Supplemental Indenture,” and the Base Indenture as so supplemented, the “Indenture”), among the Company, the Guarantors and the Trustee. The Indenture provides that the Notes are to be guaranteed by the Guarantors. The Company and the Guarantors are referred to herein as the “Transaction Parties” On April 27, 2011, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the several Underwriters listed on Schedule A thereto (the “Underwriters”) and the Guarantors, relating to the sale by the Company to the Underwriters of the Securities (as defined below). The Underwriting Agreement, the Indenture, the Note Certificates (as defined below) and the Guarantees are referred to herein collectively as the “Transaction Documents.”
     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

Express Scripts, Inc.
May 2, 2011

(i)	the registration statement on Form S-3 (File Nos. 333-159654) of the Company and the Guarantors relating to the Securities and other securities of the Company and the Guarantors filed on June 2, 2009 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) and Post-Effective Amendment No. 1 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(ii)	the prospectus, dated April 27, 2011, which forms a part of and is included in the Registration Statement;

(iii)	the prospectus supplement, dated April 27, 2011, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(iv)	the term sheet containing the final terms of the Securities dated April 27, 2011, as filed with the Commission pursuant to Rule 433 of the Rules and Regulations;

(v)	the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1, of the Trustee;

(vi)	an executed copy of the Underwriting Agreement;

(vii)	the certificates evidencing the Notes (the “Note Certificates”);

(viii)	each notation of guarantee (the “Guarantees” and, together with the Notes, the “Securities”) of each of the Guarantors, endorsed on the Note Certificates;

(ix)	executed copies of each of the Base Indenture and the Sixth Supplemental Indenture;

Express Scripts, Inc.
May 2, 2011

(x)	the Amended and Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”);

(xi)	the Third Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company (the “Bylaws”);

(xii)	the organizational documents of each of the Delaware Guarantors (as defined below), as certified by the Secretary of State of the State of Delaware (the “Delaware Organizational Documents”);

(xiii)	the certificates of incorporation of each of the Massachusetts Guarantors (as defined below), as certified by the Secretary of the Commonwealth of the Commonwealth of Massachusetts (the “Massachusetts Organizational Documents”);

(xiv)	the organizational documents of the New York Guarantor (as defined below), as certified by the Secretary of State of the State of New York (the “New York Organizational Documents”);

(xv)	the bylaws, limited liability company agreement, operating agreement, partnership agreement or other governing agreement, as applicable, of each of the Specified Guarantors (as defined below), as certified by the Corporate Secretary or Secretary, as applicable, of each of the Specified Guarantors (together with the Delaware Organizational Documents, Massachusetts Organizational Documents and the New York Organizational Documents, the “Specified Guarantor Governance Documents”);

(xvi)	certain resolutions of the Board of Directors of the Company, adopted on May 27, 2009 and March 2, 2011 and resolutions of the Financing Committee thereof, adopted on April 27, 2011, as certified by the Secretary of the Company; and

(xvii)	certain resolutions adopted by the board of directors or managers or partners, as applicable, of each of the Specified Guarantors adopted on April 27, 2011, as certified by the Corporate Secretary or Secretary, as applicable, of each of the Specified Guarantors.

Express Scripts, Inc.
May 2, 2011

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Transaction Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Transaction Parties and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company and the Specified Guarantors, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in paragraph 2 below, the validity and binding effect thereof on such parties. We have also assumed that each of the Non-Specified Guarantors (as defined below) has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that each of the Non-Specified Guarantors has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the jurisdiction of organization of each of the Non-Specified Guarantors) in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents, other than the laws of the State of Delaware, the Commonwealth of Massachusetts and the State of New York insofar as we express our opinions herein. We have also assumed that the terms of the Notes and the Guarantees have been established so as not to, and that the execution and delivery by the Transaction Parties of the Transaction Documents and the performance by the Transaction Parties of their obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which any of the Transaction Parties or any of their properties are subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements and instruments which are listed in Part 2 of the Registration Statement or the Company’s Annual Report on Form 10-K), (ii) any law, rule, or regulation to which the Transaction Parties or any of their properties are subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Transaction Parties and others and of public officials.
     The Guarantors listed on Schedule II hereto are referred to as the “Delaware Guarantors,” the Guarantors listed on Schedule III hereto are referred to as the

Express Scripts, Inc.
May 2, 2011

“Massachusetts Guarantors,” and the Guarantor listed on Schedule IV hereto is referred to as the “New York Guarantor.” The Delaware Guarantors, the Massachusetts Guarantors and the New York Guarantor are referred to collectively as the “Specified Guarantors.” The Guarantors listed on Schedule V hereto are referred to as the “Non-Specified Guarantors.”
     The opinions set forth below are subject to the following further qualifications, assumptions and limitations:
     (a) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);
     (b) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Securities;
     (c) we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and
     (d) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Documents, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations.
     We do not express any opinion as to any laws other than the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Partnership Act, the Massachusetts Business Corporation Act, the Business Corporation Law of the State of New York and those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

Express Scripts, Inc.
May 2, 2011

     1. When duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.
     2. When the Notes are duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Guarantee of each Guarantor will constitute the valid and binding obligation of such Guarantor, entitled to the benefits of the Indenture and enforceable against such Guarantor in accordance with its terms.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE I

Subsidiary Guarantors	Jurisdiction of Incorporation or Formation
Airport Holdings, LLC	New Jersey
Byfield Drug, Inc.	Massachusetts
Care Continuum, Inc.	Kentucky
CFI of New Jersey, Inc.	New Jersey
Chesapeake Infusion, Inc.	Florida
ConnectYourCare Company, LLC	Delaware
ConnectYourCare, LLC	Maryland
CuraScript, Inc.	Delaware
CuraScript PBM Services, Inc.	Delaware
Diversified Pharmaceutical Services, Inc.	Minnesota
ESI Acquisition, Inc.	New York
ESI Claims, Inc.	Delaware
ESI Enterprises, LLC	Delaware
ESI-GP Holdings, Inc.	Delaware
ESI Mail Order Processing, Inc.	Delaware
ESI Mail Pharmacy Service, Inc.	Delaware
ESI Partnership	Delaware
ESI Realty, LLC	New Jersey
ESI Resources, Inc.	Minnesota
Express Scripts Canada Holding, Co.	Delaware
Express Scripts Canada Holding, LLC	Delaware
Express Scripts MSA, LLC	Florida
Express Scripts Pharmaceutical Procurement, LLC	Delaware
Express Scripts Sales Development Co.	Delaware
Express Scripts Senior Care, Inc.	Delaware
Express Scripts Senior Care Holdings, Inc.	Delaware
Express Scripts Specialty Distribution Services, Inc.	Delaware
Express Scripts Utilization Management Co.	Delaware
Express Scripts WC, Inc.	Florida
Freco, Inc.	Florida
Freedom Service Company, LLC	Florida
Healthbridge, Inc.	Delaware
Healthbridge Reimbursement and Product Support, Inc.	Massachusetts
iBiologic, Inc.	Delaware
IVTx, Inc.	Delaware
Lynnfield Compounding Center, Inc.	Florida
Lynnfield Drug, Inc.	Florida
Matrix GPO LLC	Indiana
Mooresville On-Site Pharmacy, LLC	Delaware
National Prescription Administrators, Inc.	New Jersey
Priorityhealthcare.com, Inc.	Florida
Priority Healthcare Corporation	Indiana
Priority Healthcare Corporation West	Nevada
Priority Healthcare Distribution, Inc.	Florida
Priority Healthcare Pharmacy, Inc.	Florida

Subsidiary Guarantors	Jurisdiction of Incorporation or Formation
Sinuspharmacy, Inc.	Florida
Specialty Infusion Pharmacy, Inc.	Florida
Spectracare, Inc.	Kentucky
Spectracare Health Care Ventures, Inc.	Kentucky
Spectracare of Indiana	Indiana
Spectracare Infusion Pharmacy, Inc.	Kentucky
Value Health, Inc.	Delaware
YourPharmacy.com, Inc.	Delaware

SCHEDULE II

Delaware Guarantors	Jurisdiction of Incorporation or Formation
ConnectYourCare Company, LLC	Delaware
CuraScript, Inc.	Delaware
CuraScript PBM Services, Inc.	Delaware
ESI Claims, Inc.	Delaware
ESI Enterprises, LLC	Delaware
ESI-GP Holdings, Inc.	Delaware
ESI Mail Order Processing, Inc.	Delaware
ESI Mail Pharmacy Service, Inc.	Delaware
ESI Partnership	Delaware
Express Scripts Canada Holding, Co.	Delaware
Express Scripts Canada Holding, LLC	Delaware
Express Scripts Pharmaceutical Procurement, LLC	Delaware
Express Scripts Sales Development Co.	Delaware
Express Scripts Senior Care, Inc.	Delaware
Express Scripts Senior Care Holdings, Inc.	Delaware
Express Scripts Specialty Distribution Services, Inc.	Delaware
Express Scripts Utilization Management Co.	Delaware
Healthbridge, Inc.	Delaware
iBiologic, Inc.	Delaware
IVTx, Inc.	Delaware
Mooresville On-Site Pharmacy, LLC	Delaware
Value Health, Inc.	Delaware
YourPharmacy.com, Inc.	Delaware
SCHEDULE III

Massachusetts Guarantors	Jurisdiction of Incorporation or Formation
Byfield Drug, Inc.	Massachusetts
Healthbridge Reimbursement and Product Support, Inc.	Massachusetts
SCHEDULE IV

New York Guarantor	Jurisdiction of Incorporation or Formation
ESI Acquisition, Inc.	New York

SCHEDULE V

Non-Specified Guarantors	Jurisdiction of Incorporation or Formation
Airport Holdings, LLC	New Jersey
Care Continuum, Inc.	Kentucky
CFI of New Jersey, Inc.	New Jersey
Chesapeake Infusion, Inc.	Florida
ConnectYourCare, LLC	Maryland
Diversified Pharmaceutical Services, Inc.	Minnesota
ESI Realty, LLC	New Jersey
ESI Resources, Inc.	Minnesota
Express Scripts MSA, LLC	Florida
Express Scripts WC, Inc.	Florida
Freco, Inc.	Florida
Freedom Service Company, LLC	Florida
Lynnfield Compounding Center, Inc.	Florida
Lynnfield Drug, Inc.	Florida
Matrix GPO LLC	Indiana
National Prescription Administrators, Inc.	New Jersey
Priorityhealthcare.com, Inc.	Florida
Priority Healthcare Corporation	Indiana
Priority Healthcare Corporation West	Nevada
Priority Healthcare Distribution, Inc.	Florida
Priority Healthcare Pharmacy, Inc.	Florida
Sinuspharmacy, Inc.	Florida
Specialty Infusion Pharmacy, Inc.	Florida
Spectracare, Inc.	Kentucky
Spectracare Health Care Ventures, Inc.	Kentucky
Spectracare of Indiana	Indiana
Spectracare Infusion Pharmacy, Inc.	Kentucky